UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

TARGETED MEDICAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-53071	20-5863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Beverly Glen Circle, Suite 301 Los Angeles, California	90077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 474-9809

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

First Amendment to Workers’ Compensation Receivables Funding, Assignment and Security Agreement

On October 1, 2013, the Company entered into the First Amendment to Workers’ Compensation Receivables Funding Assignment and Security Agreement (the “Amended Receivables Funding Agreement”) with Cambridge Medical Funding Group, L.L.C. (“CMFG”).

The Amended Receivables Funding Agreement amended that certain Workers’ Compensation Receivables Funding Assignment and Security Agreement dated June 28, 2013 with CMFG (the “Receivables Funding Agreement” and together with the Amended Receivables Funding Agreement, the “Agreement”) in which the Company assigned to CMFG future proceeds related to receivables and/or claims with dates of service between the year 2007 and December 31, 2012 which have been generated by the Company through treatment to workers’ compensation patients in accordance with California law (the “Funded Receivables”) in consideration for an aggregate of $3,280,000 (the “Funding Amount”). For a more detailed description of the Receivables Funding Agreement, see the Company’s Current Statement on Form 8-K filed July 3, 2013. The Amended Receivables Funding Agreement amended the Receivables Funding Agreement as follows:

•	CMFG was given an extension through September 30, 2013 to pay the remainder of the Funding Amount.
•	The Company is no longer required to place a portion of the Funding Amount into an escrow account which was to be used to offset certain failures of the Company relating to the Funded Receivables.
•	CMFG is granted a first priority lien on and a perfected security interest in the Company’s “Non-Workers’ Compensation Insurance Receivables” up until such time as CMFG has received payment of $3,761,000 in collections from the Funded Receivables. Such lien and security interest is to secure due payment and performance of the Company’s obligations under the Agreement, including, without limitation, the Company’s remittance of the Funded Receivables to CMFG and the Company’s obligation to make certain shortfall payments. The Company agrees not to grant or otherwise permit a security interest, pledge, lien or encumbrance in favor of another party on the “Non-Workers’ Compensation Insurance Receivables.”
•	The monthly division of collections on the Funded Receivables has been amended such that, once the Funded Receivables are wired to CMFG’s servicing account, the Funded Receivables will be distributed: First, to CMFG as a servicing fee in an amount equal to five percent (5%) of the collections; Second, to CMFG to pay off any shortfalls from previous months (a shortfall will have been deemed to occur if CMFG receives less than $175,000 in a given month); Third, to CMFG in an amount up to $175,000; Fourth, to the Company in an amount of $125,000; Fifth, to CMFG and the Company, the remainder of the Funded Receivables split at a ratio of 50% to 50%. Once CMFG has received payment of $3,444,000 in collections from Funded Receivables, the Funded Receivables will cease to be distributed as described above, and will instead be distributed from CMFG’s servicing account as follows: First, to CMFG as a servicing fee in an amount equal to five percent (5%) of the collections; and Second, to CMFG and the Company, the remainder of the Funded Receivables split at a ratio of 45% to 55%, respectively.

The Agreement includes certain customary representations, warranties and covenants by the Company.

Subordination Agreement

On October 1, 2013, the Company entered into a Subordination Agreement (the “Subordination Agreement”) with Raven Asset-Based Opportunity Fund I LP, a Delaware limited partnership and assignee of CMFG as it relates to the Agreement (“Raven”) and William E. Shell, our Chief Executive Officer, Chief Science Officer and a Director (the “Junior Lender”). Pursuant to the Subordination Agreement, the Junior Lender and the Company agree to subordinate any and indebtedness, liabilities and obligations, both now and in the future, owed by the Company to the Junior Lender to those debts held by Raven as an assignee to the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2013

TARGETED MEDICAL PHARMA, INC.

By:	/s/ William E. Shell
Name: William E. Shell, MD Title: Chief Executive Office